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                   CONSENT OF PETERSON SULLIVAN P.L.L.C.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999, which appears on page 29 of the Annual Report on Form 10-K for the year ended December 31, 1998, of Mercer International Inc.





/s/  Peterson Sullivan P.L.L.C.

PETERSON SULLIVAN P.L.L.C.


Seattle, Washington
March 1, 2000